Exhibit 10.11
Form of Escrow Agreement
GENERAL ESCROW AGREEMENT
     This General Escrow Agreement (this “General Escrow Agreement”) is made and entered into as of [•], 2008 (the “Effective Date”), by and among The Bank of New York Mellon Trust Company, N.A. (the “Escrow Agent”) as escrow agent of the Escrowed Property (as defined below), Flow International Corporation, a Washington corporation (“Parent”), and John B. Cheung, Inc. as the representative of the holders of Company Shares of OMAX Corporation (the “Shareholders’ Representative”).
Recitals
     A. Parent, Orange Acquisition Corporation, a Washington corporation wholly-owned by Parent (“Sub”), OMAX Corporation, a Washington corporation (“Company”), and the Shareholders’ Representative have entered into an Agreement and Plan of Merger dated as of [ ], 2008 (the “Merger Agreement”), setting forth certain terms and conditions under which Sub will merge with and into Company, with Company surviving as a wholly-owned subsidiary of Parent. Capitalized terms used but not defined herein will have the meanings ascribed thereto in the Merger Agreement. Notwithstanding the foregoing, the use of such defined terms incorporated by reference to the Merger Agreement is solely for the convenience of the Parent and the Shareholders’ Representative, and it is understood that the Escrow Agent is not a party to and has neither read nor received, nor does the Escrow Agent consent to, any provisions in the Merger Agreement. The parties agree that the Escrow Agent shall not be responsible for, or incur any liability in connection with, compliance with any provisions of the Merger Agreement, or any agreement to which Escrow Agent is not a party. The Escrow Agent may rely on the use of such defined terms in any communication it receives.
     B. The Merger Agreement provides that a portion of the Consideration composed of cash, a promissory note and shares of Parent Common Stock otherwise payable to holders of Company Shares under Section 2.1.3 and 2.1.4 of the Merger Agreement will be deposited by Parent with, and held in escrow by, the Escrow Agent under this General Escrow Agreement in order to secure certain claims by Parent for indemnification under Article VIII of the Merger Agreement, on the terms and conditions included therein and herein.
     NOW THEREFORE, for and in consideration of the premises and mutual covenants and agreements contained in this General Escrow Agreement, the parties agree as follows:
Article 1
Establishment of General Escrow Accounts.
     1.1 Deposit of Funds.
                    (a) General Escrow Amount. On the Effective Date, the Escrow Agent is hereby authorized to establish an escrow account and Parent will deposit into such account an amount with the Escrow Agent that the Parent and the Shareholders’ Representative agree have a value of $[9,450,000] of the Consideration otherwise payable to holders of Company Shares under Section 2.1.3 and 2.1.4 of the Merger Agreement, composed of (i) a promissory note of the Parent payable to the order of the Shareholders’ Representative substantially in the form of Exhibit I hereto, dated the Effective Date, in the principal amount of $                     (such promissory note, and any promissory note executed and delivered pursuant to Section 2.3.1 hereof, is herein called the “Note”), (ii) [$•] (the “Funds”) and (iii) [•] shares of Parent Common Stock (the “Common Stock”) (such amount which at any particular time is then held in escrow under this General Escrow Agreement, as increased by any dividends, earnings, income, or interest earned on such amount pursuant to the terms hereof and as reduced in accordance with the procedures specified in this General Escrow Agreement, the “General Escrow Amount”). The General Escrow Amount will be held by the Escrow Agent as an escrow fund (a) for the purpose of securing certain claims by Parent for indemnification under Article VIII of the Merger Agreement, (b) for satisfying any award of reasonable attorneys’ fees and charges and costs of arbitration in favor of Parent or the Shareholders’ Representative under Section 2.3 or Article 3 hereof (a “Prevailing Party Award”), (c) for funding payments related to Net Working Capital to the extent required by Section 2.3 of the Merger Agreement, and (d) for reimbursement of the Shareholders’ Representative’s fees and expenses in connection with the performance of its duties under the Merger Agreement and this General Escrow Agreement, as set forth in Section 5.3 of this General Escrow Agreement. The percentage of the General Escrow Amount (and the interest thereon) to which each holder of Company Shares is entitled is included on Schedule A. The Escrow Agent will have no duty or obligation to verify or confirm the accuracy, validity, or sufficiency of any of the percentages included on Schedule A attached hereto.
                    (b) Additional Funds. Parent or the Shareholders’ Representative may deposit with the Escrow Agent, at any time and from time to time following the Effective Date, amounts beyond the General Escrow Amount (“Additional Funds” and together with the General Escrow Amount, the “Escrowed Property”). Such Additional Funds are to be held by the Escrow Agent as an escrow fund, to be safeguarded, held and invested on the same terms as the General Escrow Amount in accordance with the provisions of Article 1 hereof, and are to be disbursed on the Release Date to the holders of Company Shares in the same percentages as indicated on Schedule A. The Additional Funds are not to be used for any other purpose hereunder, including without limitation the securing of indemnification claims, reimbursement of fees and expenses, or the funding of payments relating to Net Working Capital.
     1.2 No Encumbrance. No portion of the Escrowed Property or any beneficial interest therein may be pledged, sold, assigned, or transferred, including by operation of law, by the Shareholders’ Representative, Parent, or any holder of Company Shares, nor may it be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of Company, Parent, or any holder of Company Shares, before the delivery of such Escrowed Property by the Escrow Agent to Parent or the holders of Company Shares under this General Escrow Agreement, provided that the beneficial interest in the Escrowed Property of a holder of Company Shares may be transferred, in whole or in part, by will or the laws of intestacy.
     1.3 Power to Transfer General Escrow. The Escrow Agent is hereby granted the power to effect any transfer of the Escrowed Property as expressly provided for in this General Escrow Agreement.
     1.4 General Escrow Account. The Escrow Agent hereby agrees to hold, invest, and disburse the Escrowed Property in such account (the “General Escrow Account”) as expressly provided in this General Escrow Agreement. The Escrow Agent will hold and safeguard the Escrowed Property in the General Escrow Account during the term of this General Escrow Agreement, will treat the Escrowed Property in accordance with the terms of this General Escrow Agreement and not as the property of Parent or the Shareholders’ Representative, and will hold and dispose of the Escrowed Property only in accordance with the express (and not implied) terms of this General Escrow Agreement. As security for the due and punctual performance of any and all of the obligations of the Parent and the Shareholders’ Representative to the Escrow Agent hereunder, now or hereafter arising, the Parent and the Shareholders’ Representative, jointly and severally, on behalf of themselves and the holders of Company Shares, hereby pledge, assign and grant to the Escrow Agent a continuing security interest in, and a general lien on, the

Escrowed Property, the General Escrow Account and all distributions thereon or additions thereto (whether such additions are the result of deposits by the Parent or the Shareholders’ Representative or the investment of the Escrowed Property). The security interest and lien of the Escrow Agent shall at all times be first priority and valid, perfected and enforceable by Escrow Agent against the Parent and the Shareholders’ Representative and all third parties in accordance with the terms of this General Escrow Agreement. Notwithstanding the above-referenced security interest and lien, the Escrow Agent shall follow the procedures set forth in Article 9 prior to exercising its rights under this paragraph.
     The Escrow Agent hereby acknowledges receipt from the Parent of the Note. Upon receipt from the transfer agent for the Common Stock, the Escrow Agent will acknowledge confirmation that                      shares of Common Stock have been registered in the name of the Escrow Agent. Any stock or securities issued with respect to the Common Stock as a result of a stock split, stock dividend, reclassification, merger, business combination or other event shall without any further act be deemed to be part of the General Escrow Amount and shall be registered in the name of the Escrow Agent or its nominee. Any dividends, distributions, interest, income or earnings on any of the Common Stock payable in cash or the Note shall be delivered to the Escrow Agent and held as part of the General Escrow Amount.
     The Escrow Agent shall have no duty, responsibility or obligation (a) to forward to any person or entity any notice, solicitation, tender or exchange offer or other document, information or communication, written or unwritten, received with respect to the Common Stock or the Note including without limitation proxy materials, or (b) with respect to the preservation or protection of, or the exercise or enforcement of any rights or remedies under or with respect to, the Common Stock or the Note, including without limitation the exercise of any voting or consent rights, conversion or exchange rights, defense of title or otherwise. Notwithstanding the foregoing, upon Shareholders’ Representative’s reasonable written request, the Escrow Agent shall or shall cause its nominee to execute and deliver to Shareholders’ Representative a proxy or other instrument in the form supplied to it by and directed by the Shareholders’ Representative for voting or exercising any other consent rights with respect to the Common Stock or the Note.
     Notwithstanding anything herein to the contrary, the Shareholders’ Representative shall not demand payment of the Note except as expressly provided in Section 3.2 hereof.
     The parties shall execute and deliver such documents and instructions and shall do such other acts and things as is reasonably required to effectuate the purposes of this Section 1.4.
     1.5 Investment of General Escrow. The Escrow Agent is hereby authorized and directed to hold the Escrowed Property in the General Escrow Account and will invest the Funds and any Additional Amounts in one or more short-term money market instruments, as directed in writing by the Parent. In the absence of written investment direction, the Escrow Agent shall hold the Funds and any Additional Amounts received hereunder uninvested. The Escrow Agent will not invest any funds or cash held hereunder other than in accordance with this Section 1.5. The Escrow Agent will have no liability or responsibility for investment losses, including without limitation any market loss on any investment liquidated (whether at or prior to maturity). The Escrow Agent does not have any interest in the Escrowed Property, but is only serving as Escrow Agent under this General Escrow Agreement. For all purposes of this General Escrow Agreement, the Escrowed Property will include any dividends, distributions, interest, earnings, or income on the Escrowed Property. The dividends, interest, earnings or income on the Escrowed Property shall be posted to the General Escrow Account on a monthly basis. Within thirty (30) days after the execution of this General Escrow Agreement and in any event prior to any disbursement of a portion of the Escrowed Property, Shareholders’ Representative shall deliver to the Escrow Agent a “loader file” in a form satisfactory to the Escrow Agent containing the names, addresses, tax identification numbers and wire instructions (if applicable) for each holder of Company Shares. Prior to any disbursement of a portion of the Escrowed Property to a holder of Company Shares, such holder of Company Shares will deliver to the Escrow Agent a completed IRS Form W-9 or W-8BEN. The Escrow Agent may, in making or disposing of any investment permitted by this General Escrow Agreement, deal with itself, in its individual capacity, or any of its affiliates, whether or not it or such affiliate is acting as a subagent of the Escrow Agent or for any third person or dealing as principal for its own account. Parent and the Shareholders’ Representative understand that, in the event the tax identification numbers provided are not certified to the Escrow Agent, the Internal Revenue Code of 1986, as amended (the “Code”), may require the Escrow Agent to withhold a portion of any distribution of the Escrowed Property, as applicable. Parent and the Shareholders’ Representative intend that the Escrowed Property will be treated as an installment obligation for purposes of Section 453 of the Code, and neither Parent nor the Shareholders’ Representative will take any action or filing position inconsistent with such characterization except as otherwise required by a final and non-appealable decision or other order by any court of competent jurisdiction or by a final closing agreement or accepted offer in compromise under Section 7121 or 7122 of the Code. Parent and the Shareholders’ Representative agree and acknowledge that for U.S. federal income tax purposes, (i) Parent will be the owner of the Escrowed Property, and all dividends, interest, earnings or income, if any, earned with respect to the Escrowed Property while held by the Escrow Agent will be treated as earned by Parent, and (ii) upon any release of the Escrowed Property to the holders of Company Shares in accordance with this General Escrow Agreement, a portion of the released amount will be treated for U.S. federal income tax purposes as a payment of interest to the holders of Company Shares, and Parent will be permitted a corresponding interest deduction in accordance with the Code and the Treasury Regulations promulgated thereunder. Unless otherwise specified by Parent, all tax reporting will be performed by the Escrow Agent on a Form 1099-MISC.
     1.6 Reports. The Escrow Agent will provide to the Shareholders’ Representative and Parent a monthly statement concerning the Escrowed Property in accordance with its normal practices and procedures. The Parent and the Shareholders’ Representative acknowledge that if the balance of the General Escrow Account is zero for any particular month, the Escrow Agent will be under no obligation to provide to the Shareholders’ Representative and Parent a monthly statement concerning the Escrowed Property.
Article 2
Resolution of Claims; Adjustments.
     2.1 Indemnification Obligations. Except as provided in Article VIII of the Merger Agreement, the General Escrow Amount will serve as a source of funding to secure certain indemnification claims by Parent and the Surviving Corporation under Article VIII of the Merger Agreement. For the purposes of this General Escrow Agreement, indemnification obligations will continue in accordance with and subject to Article VIII of the Merger Agreement. Payment of any amount determined as provided below for which Parent is entitled to be indemnified from the General Escrow Amount under Article VIII of the Merger Agreement (“Damages”), any Prevailing Party Awards, or any payment of the fees and expenses of the Shareholders’ Representative under Section 5.3 will be made by the release of a portion, if not all, of the General Escrow Amount to Parent or the Shareholders’ Representative, as applicable.
     2.2 Notice of Claims. Promptly after the receipt by Parent of notice or discovery of any claim, damage, or legal action or proceeding or other amount that Parent believes gives rise to indemnification rights capable of being claimed from the General Escrow Amount under Article VIII of the Merger Agreement (a “Claim”), Parent will give the Shareholders’ Representative written notice of such Claim and will promptly provide a copy of such notice to the Escrow Agent. Each notice of a Claim by Parent (each, a “Notice of Claim”) will be in writing and will state that Parent believes in good faith that it is entitled to indemnification under Article VIII of the Merger Agreement, and will include the estimated amount of Damages being claimed from the General Escrow Amount (including an amount reasonably estimated by Parent for Parent’s Indemnification Expenses (as defined below), and a reasonable estimate that assumes Parent will receive a Prevailing Party Award if a Claim is subject to arbitration) and a summary of known, relevant facts with respect to such Claim and must be delivered on or before that date which is 180 days from the Closing under the Merger Agreement, as to which date Parent shall notify the Escrow Agent not less than ten (10) business days prior thereto (the “Release Date”); provided, however, that any estimated Damages included in a Notice of Claim will be updated to reflect final computations relating to, or final resolution of, such Claim before any release of such amounts from the General Escrow Amount. For purposes of this General Escrow Agreement, “Parent’s Indemnification Expenses” will include attorneys’ fees and other out-of-pocket expenses of Parent to which it is entitled to indemnification under Article VIII of the Merger Agreement.
     2.3 Resolution of Claims. Any Notice of Claim received by the Shareholders’ Representative and the Escrow Agent in accordance with Section 2.2 above will be resolved as follows:
          2.3.1 Uncontested Claims. In the event that either (i) the Shareholders’ Representative acknowledges in a written notice delivered to Parent and the Escrow Agent that it will not contest the Claim for which a Notice of Claim is provided (an “Acknowledgement of Uncontested Claim”) or (ii) the Shareholders’ Representative does not contest a Notice of Claim in writing within 30 calendar days of receipt (the “Notice Period”), as provided below in Section 2.3.2 (an “Uncontested Claim”), Parent may deliver to the Escrow Agent, with a copy to the Shareholders’ Representative, a written demand by Parent (a “Parent Demand”) stating that either Parent has received an Acknowledgement of Uncontested Claim or that Parent delivered a Notice of Claim to the Shareholders’ Representative as required in this General Escrow Agreement and that Parent did not receive a notice of contest from the Shareholders’ Representative during the Notice Period. If any portion of the Damages as set forth in a Notice of Claim were estimated or subject to further computation or a final resolution, Parent will update its Notice of Claim setting forth the final amount of Damages to be included in the Notice of Claim and deliver such updated Notice of Claim with the Parent Demand. The original estimated Damages or the updated Damages, as applicable, will be released to Parent from the General Escrow Amount in accordance with this Section 2.3.1. It is provided, however, that within 30 calendar days after receipt of the Parent Demand or an updated Notice of Claim, the Shareholders’ Representative may object in a writing delivered to Parent and the Escrow Agent to the computations or other administrative matters relating to the portion of the General Escrow Amount to be released to Parent (but may not object to the validity or amount of the Claim previously disclosed in the Notice of Claim), whereupon the Escrow Agent will not release any portion of the General Escrow Amount to Parent until either: (i) Parent and the Shareholders’ Representative have given the Escrow Agent joint written notice setting forth an agreed portion to which Parent is entitled or (ii) the matter is resolved in accordance with Sections 2.3.2 and 2.3.3 below. Upon the resolution or other agreement between Parent and the Shareholders’ Representative of an Uncontested Claim as provided herein, the Escrow Agent will promptly take all steps to release the appropriate portion of the General Escrow Amount to Parent. Notwithstanding anything herein to the contrary and for the avoidance of doubt, the parties to this General Escrow Agreement hereby acknowledge and agree that (a) any amounts payable to the Parent pursuant to this General Escrow Agreement shall first be paid by decreasing the then outstanding principal amount of the Note by the amount so payable to the Parent until the outstanding principal amount is zero and (b) upon any such decrease, the Parent shall execute and deliver to the Escrow Agent an amended and restated promissory note that is identical to the Note except that the amended and restated promissory note shall be in the principal amount that reflects such decrease, whereupon the Escrow Agent shall mark the previously outstanding Note as cancelled and such amended and restated promissory note shall be deemed to be the “Note” for all purposes of this General Escrow Agreement.

          2.3.2 Contested Claims.
                    (a) In the event that the Shareholders’ Representative gives written notice to Parent and the Escrow Agent contesting all or a portion of a Notice of Claim or a Parent Demand (a “Contested Claim”) within 30 calendar days of receipt of such Notice of Claim or Parent Demand, as applicable, the Shareholders’ Representative and Parent will use their respective good faith efforts to resolve such dispute, provided that if such dispute is not resolved in 20 calendar days, then the Contested Claim will be settled in accordance with Section 2.3.3 below. Any portion of a Notice of Claim or Parent Demand that is not contested or is subsequently settled will be resolved as provided in Section 2.3.1. If notice of a Contested Claim is received by the Escrow Agent, then the Escrow Agent will continue to hold in the General Escrow Account a portion of the General Escrow Amount (the “Contested Amount”) equal to the amount that is specified in the Contested Claim assuming that the claim is resolved in favor of Parent. The Contested Amount will not be released on the Release Date, or as otherwise provided for in Section 3.1, and will be retained by the Escrow Agent until such time as one of the conditions included in Section 2.3.2(b) is satisfied.
                    (b) The Contested Amount will be held until the earlier of: (i) receipt by the Escrow Agent of a settlement agreement executed by Parent and the Shareholders’ Representative setting forth a resolution of the Contested Claim and the portion of the General Escrow Amount, if any, to be delivered to Parent; (ii) receipt by the Escrow Agent of a written notice from Parent (a “Parent Distribution Notice”) attaching a copy of the arbitrator’s final award, decision, or supplementary report or finding made in accordance with Section 2.3.3 (the “Arbitrator’s Award”), and setting forth the portion of the General Escrow Amount to be delivered to Parent (Parent will at the same time provide a copy of the Parent Distribution Notice to the Shareholders’ Representative); or (iii) receipt by the Escrow Agent of a written notice from the Shareholders’ Representative (the “Representative’s Distribution Notice”) attaching a copy of the Arbitrator’s Award that no portion of the General Escrow Amount is to be delivered to Parent as a result of such award (the Shareholders’ Representative will at the same time provide a copy of the Representative’s Distribution Notice to Parent). If the earliest to occur of the three events described in the preceding sentence is (i) or (ii), the Escrow Agent will, within 20 calendar days of receipt of the settlement agreement or Parent Distribution Notice, as applicable, release to Parent the portion of the General Escrow Amount, if any, to be released to Parent as identified in such settlement agreement or the Arbitrator’s Award to which the Parent Distribution Notice relates.
                    (c) If the Arbitrator’s Award concludes that a portion of the General Escrow Amount is to be released to Parent either in satisfaction of Damages or as Prevailing Party Awards, the arbitrator will specify in the Arbitrator’s Award the amount of such Damages and Prevailing Party Award (if any) and the corresponding amount of the General Escrow Amount to be released to Parent. In the event that the Escrow Agent institutes an action for interpleader in accordance with Section 4.6 of this General Escrow Agreement as a result of a dispute between Parent and the Shareholders’ Representative, Parent and the Shareholders’ Representative agree to jointly seek to stay the interpleader action pending the resolution of any arbitration commenced by Parent or the Shareholders’ Representative.
          2.3.3 Arbitration.
                    2.3.3.1 CPR Rules. Any Contested Claim and any other dispute between Parent and the Shareholders’ Representative under this General Escrow Agreement will be submitted to final and binding arbitration in Seattle, Washington which arbitration will, except as specifically stated in this General Escrow Agreement, be conducted in accordance with the CPR Comprehensive or Streamlined Arbitration Rules and Procedures then in effect (the “CPR Rules”) depending on the amount in controversy; provided, however, that such parties agree first to try in good faith to resolve any Contested Claim that does not exceed $100,000 by mediation with CPR before resorting to arbitration;

provided, further, that, in the event of an arbitration, the arbitration provisions of this General Escrow Agreement will govern over any conflicting rules that may now or hereafter be contained in the CPR Rules.
                    2.3.3.2 Binding Effect. The final decision of the arbitrator will be a reasoned opinion based on this General Escrow Agreement, the Merger Agreement, the CPR Rules, and other factors consistent with applicable law and the Parent and the Shareholders’ Representative will cause such decision to be furnished in writing to the Escrow Agent, the Shareholders’ Representative, and Parent. The final decision of the arbitrator will constitute a conclusive determination of the issue in question and will be binding on the Shareholders’ Representative and Parent. The arbitrator will have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a Contested Claim. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter of this General Escrow Agreement.
                    2.3.3.3 Compensation of Arbitrator. Any such arbitration will be conducted before a single arbitrator who will be compensated for his or her services, as provided below in Section 2.3.3.5, at a rate to be determined by mutual agreement of Parent and the Shareholders’ Representative or under the CPR Rules, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event Parent and the Shareholders’ Representative are not able to agree upon his or her rate of compensation. Parent will pay the fees and costs of the arbitrator, but may request that the arbitrator award reimbursement of all or a portion of such fees and costs from the General Escrow Amount in accordance with the provisions of Section 2.3.3.5.
                    2.3.3.4 Selection of Arbitrator. Parent and the Shareholders’ Representative will select the arbitrator by mutual agreement promptly following initiation of arbitration in accordance with the CPR Rules; provided, that in the event Parent and the Shareholders’ Representative are unable to reach an agreement within 20 calendar days of initiation, Parent and the Shareholders’ Representative will each select one arbitrator from a list provided by CPR (the “CPR List”), and the two arbitrators selected will select a third arbitrator, which arbitrator will be the sole arbitrator for the purpose of resolving the Contested Claim; provided further, that in the event the two arbitrators are unable to reach agreement on the third arbitrator within 30 calendar days of initiation, CPR will have the authority to select an arbitrator from the CPR List provided to Parent and the Shareholders’ Representative. Any arbitrator selected to serve will be qualified by training and experience for the matters for which such arbitrator is designated to serve.
                    2.3.3.5 Payment of Costs. The prevailing party in any arbitrations, as determined by the arbitration, will be entitled to an award of reasonable attorneys’ fees and costs, and all costs of arbitration paid or payable by such party, including those provided for above, will be allocated among Parent and the Shareholders’ Representative in the discretion of the arbitrator. Any amounts payable to Parent or the Shareholders’ Representative under this subsection will be specified in the Arbitrator’s Award and, if awarded to Parent, will be reimbursed as if the amount of the awarded fees and expenses were an Uncontested Claim and, if awarded to the Shareholders’ Representative, upon receipt by the Escrow Agent of a written notice from the Shareholders’ Representative attaching a copy of such award, decision, report, or finding and setting forth the amount to be released, the Escrow Agent will promptly take all steps to release such portion of the General Escrow Amount, net of any related expenses previously paid, to the Shareholders’ Representative pursuant to Sections 3.1 and 5.3 hereof, and neither Parent nor the Shareholders’ Representative will have any further liability for amounts payable under this Section 2.3.3.5.
                    2.3.3.6 Terms of Arbitration. The arbitrator chosen in accordance with these provisions will not have the power to alter, amend, or otherwise affect the terms of these arbitration provisions or the provisions of this General Escrow Agreement, the Merger Agreement, or any other documents that are executed in connection herewith or therewith.
                    2.3.3.7 Exclusive Remedy. Arbitration or mediation under this Section 2.3.3 will be the sole and exclusive remedy of Parent and the Shareholders’ Representative for any Contested Claim arising out of this General Escrow Agreement and any other dispute between Parent and the Shareholders’ Representative under this General Escrow Agreement.
Article 3
Release From General Escrow.
     3.1 Release Date and Reduction of Escrowed Property. Subject to Section 3.2 of this General Escrow Agreement, on the Release Date, the Escrow Agent will release and deliver to the holders of Company Shares in accordance with the percentages included on Schedule A attached hereto, after, in accordance with the provisions of Article 9, deducting and withdrawing for its own account any outstanding amounts due to the Escrow Agent, (i) the Additional Funds and (ii) the amount by which the General Escrow Amount exceeds the sum of: (a) any Contested Amounts that may be subject to delivery to Parent in accordance with Section 2.3.2 with respect to Contested Claims made before the Release Date; (b) any amounts in respect of Uncontested Claims that have not been released as of the Release Date (together with the amounts in subsection (a), the “Retained General Escrow”) and (c) any amounts then due to the Shareholders’ Representative under Section 5.3. All amounts to be released by the Escrow Agent shall be calculated by Parent. Any Retained General Escrow remaining after resolution and payment of all Claims made under a Notice of Claim properly delivered before the Release Date will first be paid to the Shareholders’ Representative in accordance with a claim for reimbursement delivered by the Shareholders’ Representative to the Escrow Agent in accordance with Section 5.3 and delivered to the address included in Section 11.3 for any amounts then due thereto under Section 5.3. Thereafter, the Escrow Agent will promptly deliver the remaining Retained General Escrow to the holders of Company Shares in accordance with the percentages included on Schedule A. The Escrow Agent will deliver any amounts to be delivered to the Shareholders’ Representative or to the holders of Company Shares under this Section 3.1 in accordance with a Release Notice (as defined below) setting out the portion of the Escrowed Property to be released by the Escrow Agent (including the amount to be released to each holder of Company Shares) to their addresses, as included on Schedule A (or such other address as a holder of Company Shares has provided to the Shareholders’ Representative who in turn has provided to the Escrow Agent at least five Business Days (as defined below) before the Escrow Agent’s delivery of such amounts). The Escrow Agent will deliver any amounts due to the Shareholders’ Representative in accordance with Section 5.3 to the address included in Section 11.3. For the purposes of this General Escrow Agreement, “Business Day” means any day which is not a Saturday, a Sunday, or a day on which banks and trust companies in the State of New York or the State of California are authorized or obligated by law, regulation or executive order to remain closed.
     3.2 Release Administration. At least five Business Days before the Release Date, Parent will execute and provide to the Escrow Agent and the Shareholders’ Representative a written notice (“Release Notice”) to be countersigned by the Shareholders’ Representative, (i) instructing the Escrow Agent to deliver to each holder of Company Shares such holder’s portion of the amount of the Escrowed Property to be released thereon, calculated by Parent in accordance with Section 3.1, (ii) instructing the Escrow Agent to reimburse the expenses of the Shareholders’ Representative under Section 5.3 and (iii) instructing the Escrow Agent to deliver the Note (if any outstanding principal amount is remaining on the Note) to the Shareholders’ Representative on the Release Date. If the Shareholders’ Representative approves such Release Notice, he or she will countersign the Release Notice and forward a copy of such countersigned Release Notice to the Escrow Agent. If the Shareholders’ Representative does not approve of such Release Notice, he or she will provide the Escrow Agent and Parent with written notice of such disapproval (the “Dispute Notice”). Any part of the General Escrow Amount that is not agreed by the Shareholders’ Representative to be released under the Release Notice will also be a Contested Amount. Upon receipt of such Dispute Notice, if Parent and the Shareholders’ Representative cannot resolve the disagreement within 20 calendar days of the delivery of the Dispute Notice, they will resolve such dispute as a Contested Claim. Any amount paid by the Parent to the Escrow Agent on the Release Date shall be deemed to be part of the General Escrow Amount for the purposes of Section 3.1 of this General Escrow Agreement. On the Release Date, the Escrow Agent shall promptly deliver and return the Note to the Shareholders’ Representative, whereupon the Shareholders’ Representative may make demand upon the Note pursuant to its terms. Upon such delivery and return, the Escrow Agent shall have no further obligations, responsibilities or liabilities with respect to the Note, and any amounts payable with respect to the Note shall be deemed not to be part of the General Escrow Amount. The Escrow Agent will deliver the portion of the General Escrow Amount that is not the Contested Amount to the holders of Company Shares on the Release Date. The Escrow Agent will not be required to deliver any of the Contested Amount on the Release Date until the Escrow Agent has received a Release Notice signed by both Parent and the Shareholders’ Representative or, in the event Parent and the Shareholders’ Representative fail to execute and deliver a jointly approved Release Notice, an Arbitrator’s Award which specifies the distribution from the General Escrow Amount, each such notice, award, or decision to include the amount of cash to be delivered to each holder of Company Shares and to be accompanied by written notice by Parent addressed to the Escrow Agent to the effect that such notice, award, or decision is final and non-appealable. In the event that following the Release Date Parent and the Shareholders’ Representative disagree as to the amount of the General Escrow Amount to be released, such dispute will be resolved as a Contested Claim in accordance with Section 2.3. Notwithstanding the foregoing provisions and anything herein to the contrary, Parent and the Shareholders’ Representative may provide the Escrow Agent with joint written instructions executed by Parent and the Shareholders’ Representative with respect to the disbursement of the Escrowed Property at any time, and Escrow Agent shall promptly disburse the Escrowed Property in accordance with the terms of such joint instructions.

Article 4
Escrow Agent.
     4.1 Duties. The duties of the Escrow Agent hereunder will be entirely administrative and not discretionary. The duties, responsibilities, and obligations of the Escrow Agent will be limited to those expressly included herein (and no duties, responsibilities or obligations shall be implied or inferred) and the Escrow Agent will not have any responsibility as to the accuracy of, and will incur no liability with respect to, any written notice, instruction, direction, request or other communication, representation, warranty, agreement, or covenant made by any other party hereto and will be fully protected in acting in the absence of bad faith upon any written notice, instruction, direction, request or other communication that the Escrow Agent believes to be genuine and will have no duty to inquire into or investigate the validity, accuracy, or content of any thereof. The Escrow Agent is not obligated to make any independent calculations under this General Escrow Agreement, but will be obligated to act only in accordance with written instructions received by it as provided in this General Escrow Agreement and is authorized hereby to comply with any orders, judgments, or decrees of any court with jurisdiction and any Arbitrator’s Award and will not be liable as a result of its compliance with the same. The Escrow Agent will not be deemed to have knowledge of any event under this General Escrow Agreement unless and until it receives written notice thereof. None of the provisions of this General Escrow Agreement will require the Escrow Agent to use, advance, or expend its own funds in the performance of any of its duties hereunder or to take any action which it believes would expose it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it. The Escrow Agent may execute any of its trusts or powers and may perform any of its duties, responsibilities or obligations under this General Escrow Agreement by or through attorneys, agents, accountants or employees. Notwithstanding anything herein to the contrary, the Escrow Agent is not responsible for, nor expected to be aware of, the contents of the Merger Agreement and will not be required to comply with, or determine if any person or entity has complied with, the terms of the Merger Agreement or any other agreement, even though reference thereto may be made in this General Escrow Agreement and the Note, or to comply with any notice, instruction, direction, request or other communication, paper or document other than as expressly set forth in this General Escrow Agreement.
     The Escrow Agent shall not be liable for any error of judgment or for any action taken, suffered or omitted to be taken except in the case of its own gross negligence, willful misconduct, or bad faith, as determined by a final non-appealable order, judgment, decree or ruling of a court of competent jurisdiction. In no event shall the Escrow Agent be liable for acting in accordance with any notice, instruction, direction, request or other communication, paper or document from the Parent or the Shareholders’ Representative authorized hereunder. The Escrow Agent may engage or be interested in any financial or other transaction with any party hereto or affiliate thereof, and may act on, or as depositary, trustee or agent for, any committee or body of holders of obligations or such party or affiliate, as freely as if it were not the Escrow Agent hereunder. The Escrow Agent shall not take instructions or directions except those given in accordance with this General Escrow Agreement. The Escrow Agent shall not incur any liability for not performing any act, duty, obligation or responsibility by reason of any occurrence beyond the control of the Escrow Agent (including without limitation any act or provision of any present or future law or regulation or governmental authority, any act of God, war, civil disorder or failure of any means of communication). The Escrow Agent shall not be called upon to advise any person or entity as to any investments with respect to any security, property or funds held in escrow hereunder or the dividends, distributions, income, interest or earnings thereon.
     4.2 Legal Opinions. As to any legal questions arising in connection with the administration of this General Escrow Agreement, the Escrow Agent may rely absolutely upon any joint written instruction of Parent and the Shareholders’ Representative or the opinions or advice given to the Escrow

Agent by its counsel (which counsel may be an employee of the Escrow Agent or may also be counsel to one or more parties to this General Escrow Agreement other than counsel to the Parent or the Shareholders’ Representative) and will be free of liability resulting from any delay due to waiting for, or taking, suffering, or omitting to take any action in reliance on, such opinions or advice.
     4.3 Signatures. The Escrow Agent may rely absolutely upon the genuineness and authorization of the signature and purported signature of any party upon any instruction, notice, release, receipt, or other document delivered to it under this General Escrow Agreement. Set forth in Schedule C hereto is an incumbency certificate setting forth the names and specimen signatures of the persons authorized to act for the Parent. The Escrow Agent shall be entitled to rely upon such designation until a replacement incumbency certificate is provided to the Escrow Agent. Set forth in Schedule D hereto is an incumbency certificate setting forth the names and specimen signatures of the persons authorized to act for the Shareholders’ Representative. The Escrow Agent shall be entitled to rely upon such designation until a replacement incumbency certificate is provided to the Escrow Agent.
     4.4 Receipts and Releases. The Escrow Agent may, as a condition to the disbursement of monies or disposition of securities as provided in this General Escrow Agreement, require from the payee or recipient a receipt therefore and, upon final payment or disposition, a release of the Escrow Agent by Parent and Shareholders’ Representative from any liability arising out of its execution or performance of this General Escrow Agreement, the release to be in a form reasonably satisfactory to the Escrow Agent.
     4.5 Refrain from Action. The Escrow Agent will be entitled to refrain from taking any action contemplated by this General Escrow Agreement in the event it becomes aware of any dispute between the Shareholders’ Representative and Parent and will be fully protected and will not be liable in any way to Parent, the Shareholders’ Representative, any holder of Company Shares or any other person or entity for failure or refusal to take such action. In the event the Escrow Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request, or other communication, paper, or document received by the Escrow Agent hereunder, the Escrow Agent, may, in its sole discretion, refrain from taking any action, and will be fully protected and will not be liable in any way to Parent, the Shareholders’ Representative, or any holder of Company Shares or other person or entity for refraining from taking such action, unless the Escrow Agent receives written instructions signed by Parent and the Shareholders’ Representative that eliminate such ambiguity or uncertainty to the satisfaction of the Escrow Agent. Notwithstanding anything in this General Escrow Agreement to the contrary, if at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Agent or the Escrowed Property (including without limitation orders of attachment or garnishment or levies or injunctions), the Escrow Agent is authorized to comply therewith in a manner consistent with the terms thereof, and shall be fully protected in doing so even if such order, judgment, decree, writ or process may be subsequently amended, modified, vacated or otherwise determined to be invalid or without legal force or effect.
     4.6 Interpleader. If any controversy arises between Parent and the Shareholders’ Representative or with any third person, the Escrow Agent will not be required to determine the same or to take any action, but the Escrow Agent in its discretion may (a) institute such interpleader or another appropriate action, suit or proceeding in a court of competent jurisdiction seeking to resolve such dispute or claims and/or (b) refrain from complying with any claim, notice, instruction, direction, request or other communication, paper or document, so long as such dispute or conflict shall continue, and (in either case) shall not be liable in any way to the Parent, the Shareholders’ Representative or any other person or entity for failure or refusal to comply with such conflicting claims, notices, instructions, directions, requests, communications, papers or documents until the Escrow Agent is satisfied, in its sole discretion, that such conflicting claims, notices, instructions, directions, requests, communications, papers or documents have been definitively determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent.
Article 5
Indemnification.
     5.1 Waiver and Indemnification. The Parent and the Shareholders’ Representative agree to and hereby do waive any suit, claim, demand, or cause of action of any kind that they may have or may assert against the Escrow Agent and the Escrow Agent will not be liable for any action taken, suffered, or omitted to be taken hereunder arising out of or relating to the execution, administration, or performance by the Escrow Agent of this General Escrow Agreement, unless such suit, claim, demand, or cause of action is based upon the gross negligence, bad faith or willful misconduct of the Escrow Agent, each as determined by a final non-appealable order, judgment, decree or ruling of a court of competent jurisdiction. Notwithstanding anything in this General Escrow Agreement to the contrary, the Escrow Agent will not be liable in any event for special, punitive, indirect, incidental, or consequential losses or damages of any kind whatsoever (including lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Any liability of the Escrow Agent under this Agreement shall be limited to the amount of annual fees paid to the Escrow Agent hereunder. Parent further agrees to indemnify the Escrow Agent and its affiliates and their respective successors, assigns, directors, officers, employees, and consultants (collectively the “Indemnitees”) and to defend and to hold the Indemnitees harmless against and from any and all claims, demands, claims, judgments, settlements, actions, suits, proceedings, litigations, investigations, costs, damages, losses, penalties, liabilities, and expenses, including reasonable attorneys’ fees, that may be asserted against it or to which it may be exposed or that the Indemnitees may incur for any action taken, suffered, or omitted to be taken, by reason of the execution, delivery, administration, or performance of this General Escrow Agreement, the enforcement of any rights or remedies under or in connection with this General Escrow Agreement, the establishment of the Escrowed Property, the acceptance or administration of the Escrowed Property and any payment, transfer or other application of funds pursuant to this General Escrow Agreement, or as may arise by reason of any act, omission or error of the Indemnitee, except to the extent attributable to such Indemnitee’s gross negligence, bad faith or willful misconduct, each as determined by a final non-appealable order, judgment, decree or ruling of a court of competent jurisdiction. This paragraph will survive the resignation, removal or termination of the Escrow Agent and the termination of this General Escrow Agreement until extinguished by any applicable statute of limitations. Parent will pay the reasonable costs and expenses of the Escrow Agent incurred in enforcing this right of indemnification.
     5.2 Conditions to Indemnification. In case any litigation is brought against the Escrow Agent or other Indemnitee in respect of which indemnification may be sought hereunder, the Escrow Agent will give prompt notice of that litigation to the other parties hereto, and the parties upon receipt of that notice will have the obligation and the right to assume the defense of such litigation, provided that failure of the Escrow Agent to give such notice will not relieve the parties hereto from any of their obligations under this Article 5 except to the extent that such failure materially prejudices the defense of such litigation by said parties, but only to the extent of such prejudices. At its own expense, the Escrow Agent may, but will not be expected to, employ separate counsel and participate in the defense of any litigation so assumed by the parties hereto, provided that if the Escrow Agent is advised by its own counsel that there are material legal defenses available to it or any Indemnitee which are different from or additional to those available to any or all of the parties hereto, or a conflict of interest exists between any of the parties, the Escrow Agent or such Indemnitee will be entitled to obtain its own separate attorney whereby the Parent and the Shareholders’ Representative will pay the reasonable attorneys’ fees and expenses for such attorney. The parties hereto will not be liable for any settlement without their respective written consents.
     5.3 Indemnification and Expenses of Shareholders’ Representative.
                    (a) The Shareholders’ Representative will be entitled to submit a claim and receive reimbursement from the General Escrow Amount for all reasonable, documented out-of-pocket expenses and the reasonable fees and disbursements of counsel (including expenses to be paid under this General Escrow Agreement) incurred by the Shareholders’ Representative as a result of acting as the Shareholders’ Representative; provided, however, that except as otherwise provided in Section 3.1, such claims for reimbursement will be satisfied only to the extent the General Escrow Amount exceeds the sum of all Contested Amounts (it being understood that such claims for reimbursement will remain outstanding and will be paid at such time, if ever, as, and to the extent that, the General Escrow Amount exceeds the sum of all Contested Amounts). In addition, the Shareholders’ Representative will be entitled to submit a claim and receive reimbursement from the General Escrow Amount for all reasonable documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel, incurred by the Shareholders’ Representative as a result of acting as the Shareholders’ Representative. Any such amount will be paid in cash out of the General Escrow Amount and charged against the holders of Company Shares on a pro rata basis in accordance with the percentages included on Schedule A attached hereto. The Escrow Agent will not make any distributions under this Section 5.3 unless and until it has received from the Shareholders’ Representative (1) a signed certification that the requested reimbursement meets all of the requirements of this Section 5.3 for a release from the General Escrow Amount, and (2) in the case of a release from the General Escrow Amount, a Release Notice under Section 3.2 directing the Escrow Agent to distribute to the Shareholders’ Representative such amounts as are included in such certification. In the event of a request for payment from the General Escrow Amount pursuant to this Section 5.3(a), the Shareholders’ Representative will, at the addresses provided for in Section 11.3, provide Parent with a copy of such certification not less than ten Business Days before the requested payment date, which in no case will be earlier than the Release Date.
                    (b) The Shareholders’ Representative will not be liable for any act done or omitted hereunder as Shareholders’ Representative while acting in good faith. Holders of Company Shares on whose behalf cash in the General Escrow Amount was contributed to the General Escrow Amount, will severally indemnify the Shareholders’ Representative and hold the Shareholders’ Representative harmless against all loss, liability, or expense incurred without gross negligence, bad faith, or willful misconduct on the part of the Shareholders’ Representative and arising out of or in connection with the acceptance or administration of the Shareholders’ Representative’s duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Shareholders’ Representative, in all cases limited to the General Escrow Amount available for distribution as set forth herein. The Shareholders’ Representative will be entitled to submit a claim and receive reimbursement from the General Escrow Amount for such losses, liabilities, and expenses; provided, however, that with respect to any claims by the Shareholders’ Representative for reimbursement under the General Escrow Amount such claims for reimbursement will be satisfied to the extent the General Escrow Amount exceeds the sum of all Contested Amounts (it being understood that such claims for reimbursement will remain outstanding and will be paid at such time, if ever, as, and to the extent that, the General Escrow Amount exceeds the sum of all Contested Amounts), and will be paid on or after the Release Date in accordance with Section 3.1.
                    (c) A decision, act, consent, or instruction of the Shareholders’ Representative will constitute a decision of all holders of Company Shares and will be final, binding, and conclusive upon each holder of Company Shares. The Escrow Agent, Parent, and all other persons entitled to indemnification under this General Escrow Agreement, the Merger Agreement, or any other document or agreement entered into in connection herewith or therewith (the “Indemnified Persons”) may rely upon any such decision, act, consent, or instruction of the Shareholders’ Representative as being the decision, act, consent, or instruction of each and every such holder of Company Shares. The Escrow Agent, Parent, and all other Indemnified Persons are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent, or instruction of the Shareholders’ Representative.
Article 6
     6.1 Resignation of Shareholders’ Representative. The Shareholders’ Representative may resign at any time under the provisions of Section 10.13(b) of the Merger Agreement. The Escrow Agent will have no duty or obligation to recognize or acknowledge any successor Shareholders’ Representative unless and until it has received written notice thereof from (a) the holders of a majority in interest of the General Escrow Amount or (b) the former Shareholders’ Representative together with a specimen signature of such successor Shareholders’ Representative.
Article 7
     7.1 Acknowledgment by the Escrow Agent. By execution and delivery of this General Escrow Agreement, the Escrow Agent acknowledges that the terms and provisions of this General Escrow Agreement are acceptable and it agrees to carry out the express provisions of this General Escrow Agreement on its part.
Article 8
Resignation or Removal of The Escrow Agent; Successor.
     8.1 Resignation and Removal.
          8.1.1 Notice. The Escrow Agent may resign as such following the giving of not less than 30 calendar days’ prior written notice to Parent and the Shareholders’ Representative. Similarly, the Escrow Agent may be removed and replaced following the giving of at least 30 calendar days’ prior written notice to the Escrow Agent jointly by the Shareholders’ Representative and Parent.
          8.1.2 Court Appointment. If Parent and the Shareholders’ Representative are unable to agree upon a successor or will have failed to appoint a successor before the expiration of 30 calendar days following the date of the notice of resignation or removal, then the acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or other appropriate relief, and any such resulting appointment will be binding upon all of the parties hereto.
          8.2 Successors. Every successor Escrow Agent appointed hereunder will execute, acknowledge and deliver to its predecessor, and also to the Shareholders’ Representative and Parent, an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, will become fully vested with all the duties, responsibilities and obligations of its predecessor; but such predecessor will, nevertheless, on the written request of its successor or Parent or the Shareholders’ Representative, execute and deliver an instrument or instruments transferring to such successor all the rights of such predecessor hereunder, and will duly assign, transfer, and deliver all property, securities, and monies held by it under this General Escrow Agreement to its successor. Should any instrument be required by any successor to more fully vest in such successor the duties, responsibilities, and obligations hereby vested or intended to be vested in the predecessor, any and all such instruments in writing will, on the request of any of the other parties hereto, be executed, acknowledged, and delivered by the predecessor.
     8.3 New Escrow Agent. In the event of an appointment of a successor Escrow Agent, the predecessor will cease to be the Escrow Agent of any funds and records it may hold under this General Escrow Agreement and the successor will become such Escrow Agent. Any person or entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any person or entity resulting from any merger, conversion or consolidation to which the Escrow Agent will be a party, will, upon written consent of Parent and the Shareholders’ Representative, be the Escrow Agent under this General Escrow Agreement; provided however, that consent is not required for a merger, conversion, consolidation, or assignment to an affiliate of the Escrow Agent.
     8.4 Release. Upon written acknowledgment by any successor Escrow Agent of the receipt of the then remaining balance of the Escrowed Property, the then acting Escrow Agent will be fully released and relieved of all duties, responsibilities, and obligations under this General Escrow Agreement that may arise and accrue thereafter.
Article 9
     9.1 Fees of Escrow Agent. The Escrow Agent shall be entitled to compensation for reasonable out-of-pocket costs and expenses (including without limitation reasonable fees and disbursements of counsel) in connection with the preparation, negotiation, amendment, modification, waiver, execution, delivery, performance or enforcement of this Escrow Agreement in accordance with the fee schedule attached hereto as Schedule B. Parent will pay the Escrow Agent as billed for services hereunder in accordance with the fee schedule attached hereto as Schedule B. The Escrow Agent may, in the event of nonpayment by Parent following billing by Escrow Agent pursuant to Escrow Agent’s standard business practices, charge against and withdraw from the Escrowed Property for its own account or for the account of an Indemnitee any amounts due to the Escrow Agent under Section 5.1 or this Article 9 or to an Indemnitee under Section 5.1 or this Article 9, provided that Escrow Agent has first adequately sought payment for such amounts directly from Parent pursuant to this Article 9 and Schedule B. In the event that the Escrow Agent is made a party to litigation with respect to the property held hereunder, or brings an action in interpleader, or the Escrow Agent has agreed to render any service not provided for in this General Escrow Agreement and fee schedule, or there is any assignment of the interests under this General Escrow Agreement or any modification hereof, the Escrow Agent will be entitled to reasonable compensation from Parent for such extraordinary services and reimbursement for all fees, costs, liability, and expenses, including but not limited to attorneys’ fees. The provisions of this Article 9 will survive the termination of this General Escrow Agreement and the resignation, removal, or replacement of the Escrow Agent.
Article 10
     10.1 Termination. Except as otherwise included herein, this General Escrow Agreement and the escrows created hereby will terminate following Escrow Agent’s final delivery of the Escrowed Property to the holders of Company Shares or Parent under Article 2 or 3 of this General Escrow Agreement or to the Shareholders’ Representative under Section 5.3. The provisions of Articles 5 and 9 will survive the termination of this General Escrow Agreement and the resignation, removal, or replacement of the Escrow Agent.

Article 11
Miscellaneous Provisions.
     11.1 Parties in Interest. Subject to Sections 5.1, 5.2, and 11.9, this General Escrow Agreement is not intended, nor will it be construed, to confer any enforceable rights on any person not a party hereto. All of the terms and provisions of this General Escrow Agreement will be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.
     11.2 Entire Agreement. This General Escrow Agreement constitutes the final and entire agreement among the parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings.
     11.3 Notices. All notices, requests, demands, or other communications that are required or may be given under the terms of this General Escrow Agreement will be in writing and will be deemed to have been duly given (a) on the date of delivery if personally delivered by hand, (b) upon the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (c) one day after such notice is sent by a nationally recognized overnight express courier, specifying next day delivery, with written verification of receipt, or (d) if by facsimile, upon electronic confirmation of successful transmission if sent during normal business hours of the recipient (if not sent during normal business hours of recipient, then on the next Business Day). All communications will be sent to the address as included below or at such other address as such party may designate from time to time by means of five calendar days advance written notice to the other parties hereto given in the manner provided in this Section 11.3.

(a)	if to Parent, to:	Flow International Corporation 23500 64th Avenue South Kent, WA 98032 Attention: John Leness General Counsel

Facsimile No.: (253) 813-3285

	With a copy to:	K&L Gates LLP
925 Fourth Avenue
Seattle, WA 98104-1158
Attention: Robert S. Jaffe
Facsimile No.: (206) 623-7022

(b)	if to the Shareholders’
	Representative, to:	John B. Cheung, Inc.
Attention:

Facsimile No.: [•]

(c)	If to the Escrow Agent:	The Bank of New York Mellon Trust Company, N.A.
700 S. Flower Street, Suite 500
Los Angeles, California 90017
Attention: Corporate Unit
Facsimile No.: (213) 630-6298

     11.4 Changes. The terms of this General Escrow Agreement may not be modified or amended, or any provisions hereof waived, temporarily or permanently, except under the written agreement of Parent, the Shareholders’ Representative, and the Escrow Agent.
     11.5 Severability. In the event of any conflict between the terms and provisions of this General Escrow Agreement and those of the Merger Agreement, the terms and conditions of this General Escrow Agreement will apply. If any term or provision of this General Escrow Agreement or the application thereof as to any person or circumstance will to any extent be invalid or unenforceable, the remaining terms and provisions of this General Escrow Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable will not be affected thereby and each term and provision of this General Escrow Agreement will be valid and enforceable to the fullest extent permitted by law; provided, however that if such excluded provision shall materially affect the rights, immunities, duties or obligations of the Escrow Agent, the Escrow Agent shall be entitled to resign immediately.
     11.6 Counterparts. This General Escrow Agreement may be executed in two or more partially or fully executed counterparts each of which will be deemed an original and will bind the signatory, but all of which together will constitute one and the same instrument. The execution and delivery of an General Escrow Agreement signature page in the form annexed to this General Escrow Agreement by any party hereto who will have been furnished the final form of this General Escrow Agreement will constitute the execution and delivery of this General Escrow Agreement by such party.
     11.7 USA Patriot Act. In order to comply with its duties under the USA Patriot Act, the Escrow Agent may obtain and verify certain information and documentation from the other parties to this General Escrow Agreement including, but not limited to, each such party’s name, address and other identifying information.
     11.8 Headings. The headings of the various sections of this General Escrow Agreement have been inserted for convenience of reference only and will not be deemed to be a part of this General Escrow Agreement.
     11.9 Governing Law. This General Escrow Agreement will be construed and controlled by the laws of the State of Washington without regard to the principles of conflict of laws, provided, however, that all provisions regarding the rights, duties, responsibilities and obligations of the Escrow Agent will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state.
     11.10 Binding Effect. This General Escrow Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, affiliates, successors and assigns.
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ESCROW AGREEMENT — SIGNATURE PAGE
     IN WITNESS WHEREOF, the parties below have duly executed this General Escrow Agreement as of the date first above written.

PARENT:

FLOW INTERNATIONAL CORPORATION

Name:
Title:

SHAREHOLDERS’ REPRESENTATIVE:

JOHN B. CHEUNG, INC.

By:
Name:
Title:

ESCROW AGENT:

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A.,
as Escrow Agent

Name:

Authorized Signatory

SCHEDULE A
OWNERSHIP PERCENTAGES
OF
HOLDERS OF COMPANY SHARES
(see attached)

SCHEDULE B

SCHEDULE C
INCUMBENCY AND SIGNATURE CERTIFICATE
     The undersigned hereby certifies to The Bank of New York Mellon Trust Company, N. A. that I am the Secretary of                      (the “Corporation”), a                      corporation, and that, as such, I am duly authorized to execute this Certificate on behalf of the Corporation, and further certifies that each of the following persons, as of the date hereof, is a duly elected, qualified and acting officer of the Corporation, holding the office of the Corporation set opposite his name below; and that the signature of each such person appearing opposite such person’s name below is such person’s own true signature:

Name	Office	Signature
President

Vice President

Treasurer

Secretary
     WITNESS the seal of the Corporation and the signature of the undersigned this                     , 20___.

Secretary
[Corporate Seal]

SCHEDULE D
INCUMBENCY AND SIGNATURE CERTIFICATE
     The undersigned hereby certifies to The Bank of New York Mellon Trust Company, N. A. that I am the Secretary of                      (the “Corporation”), a                      corporation, and that, as such, I am duly authorized to execute this Certificate on behalf of the Corporation, and further certifies that each of the following persons, as of the date hereof, is a duly elected, qualified and acting officer of the Corporation, holding the office of the Corporation set opposite his name below; and that the signature of each such person appearing opposite such person’s name below is such person’s own true signature:

Name	Office	Signature
President

Vice President

Treasurer

Secretary
     WITNESS the seal of the Corporation and the signature of the undersigned this                     , 20___.

Secretary
[Corporate Seal]

EXHIBIT I
NOTE